U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                      ---------------------
                             FORM S-8
                      ---------------------

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                     ---------------------

                 ICEBERG CORPORATION OF AMERICA
         (Name of Small Business Issuer in its charter)


Nevada                                                Applied For
(State or other jurisdiction of                  (I.R.S. Employer
Incorporation or organization)                Identification No.)


     P.O. Box 8251, St. John's, Newfoundland, Canada A1B 3N4
             (Address of principal executive offices)

                          (709) 739-5731
                   (Issuer's telephone number)


                        STOCK OPTION PLAN
                     (Full Title of the Plan)



             (Name and Address of Agent For Service)

                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
Title of Each                 Proposed       Proposed
Class Of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
To Be          To Be          Price          Offering       Registration
Registered     Registered(1)  Per Unit(2)    Price          Fee(3)
--------------------------------------------------------------------------
$0.0001 par    930,000        $0.625         $581,250       $153.45
value common
voting stock


     (1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Option Plan all of which may be reoffered in accordance with the provisions of Form S-8.

     (2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on March 31, 2000.

     (3) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

                              PART I


Item 1.   Plan Information

     a)  General Plan Information.

     Iceberg Corporation of America (the "Company") has established a Stock Option Plan (the "Plan") for the benefit of certain of its officers and key management personnel. A copy of the Plan is attached hereto and incorporated herein by reference.


Item 2.   Registrant Information and Employee Plan Annual
          Information.

     Copies of the Company's Stock Option Plan, Form 10-SB Registration Statement, as amended, Form 10-QSB Quarterly Reports and all Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants. The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby, copies of all such documentation. Information and documentation requests should be directed to Lewis Stoyles, Chief Financial Officer, at the address and telephone number appearing on the cover page of this Registration Statement. Additional information may be reviewed at the Commission's website at www.sec.gov, in the Edgar archives.


                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference and made a part hereof, to wit:

     (a) The Registrant's Form 10-SB Registration Statement, as amended, initially filed with the Commission on or about November 12, 1999; and

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the
          "Exchange Act") for the past twelve months.

     The financial statements and the related financial statement schedules incorporated in this Registration Statements by reference from the Company's Form 10-SB for the six months ended June 30, 1999, for each of the years ended December 31, 1998 and 1997, and for the period from July 22, 1996 (inception) to June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.


Item 4.   Description of Securities.

     The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.0001 per share, and five million (5,000,000) shares of Special Common Stock, par value $.0001 per share. At March 31, 2000, there were 5,085,085 Common Shares issued and outstanding and 4,506,106 Special Common Shares issued and outstanding, for a total of 9,591,191 issued and outstanding shares of the Company.

     All shares of the Company's Common Stock and Special Common
Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders.

     The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

     The Special Common Stock shares of the Company are convertible, at the option of the respective holders of the shares thereof, at any time, and into fully paid, non-assessable Common Stock shares of the Company, at the rate of one Common Stock share for each one Special Common Stock share so surrendered for conversion. The Special Common Stock shares of the Company carry the following additional rights:

     Dividend rights: any dividends paid will be equivalent to dividends paid on the common shares of Iceberg Corporation of America Shares.

     Direct Voting Rights:  One vote per Special Common Stock
Share.

     Retraction/Redemption Rights:  The Special Common Stock
Shares are redeemable at the option of Icecap Equity Inc. and retractable at the option of the holder upon delivery of one
Iceberg Corporation of America Share.

     Liquidation Entitlement: Special Common Stock Share holders are entitled to be paid, upon any liquidation of the assets of Icecap Equity Inc. , an amount of money equivalent to the amount that would be received per Iceberg Corporation of America Share on a liquidation of Iceberg Corporation of America

     Anti-dilution: The Special Common Stock Shares contain anti-dilution provisions to keep such shares pari passu with any changes involving Iceberg Corporation of America Shares, such as reorganizations or stock splits.

     In addition to the foregoing, the Special Common Stock
Shares are subject to certain collateral contractual arrangements as follows:

     Voting Rights in Iceberg Corporation of America: Iceberg Corporation of America will issue special voting shares to a trustee (the "Iceberg Corporation of America Trust Shares"). The terms of the trust shall be contained in a trust indenture which will provide as follows: (i) the number of Iceberg Corporation of America Trust Shares shall be equal to the number of Special Common Stock Shares; (ii) the voting rights of the Iceberg Corporation of America Trust Shares shall be equal and equivalent to the voting rights attached to the Iceberg Corporation of America Shares; (iii) the trustee shall vote the Iceberg Corporation of America Trust Shares as directed by the holders of the Special Common Stock Shares; and (iv) as each Special Common Stock Share is exchanged for an Iceberg Corporation of America Share, the corresponding equivalent Iceberg Corporation of America Trust Share shall be cancelled.

     Put Rights: The holders of Special Common Stock Shares may require those shares to be acquired by Iceberg Corporation of America in exchange for an equal number of Iceberg Corporation of America Shares.

     The Company shall at all times reserve and keep available out of its authorized but non-issued common shares the full number of Common Shares deliverable upon the conversion of all of the then outstanding Special Common Shares, and shall take all action and obtain all permits or orders that may be necessary to enable the Company lawfully to issue common shares upon the conversion of the Special Common Shares.


Item 5.   Interests of Named Experts and Counsel.

     Dieterich & Associates, the law firm that has prepared this Registration Statement and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, owns no shares of the Registrant's Common Stock and is not deemed to be an affiliate of the Registrant or a person or entity associated with an affiliate of the Registrant. See Item 8, below.


Item 6.   Indemnification of Directors and Officers.

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law or for the payment of dividends in violation of Nevada Revised Statutes, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought determined that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Indemnification of Directors, Officers, Employees and Agents

     So far as permitted by the Nevada Business Corporation Act, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. Section 78.751(1) of the Nevada Revised Statutes (NRS) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation due to his or her corporate role. Section 78.751(1) extends this protection against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his of her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751(4) of the NRS limits indemnification under
Section 78.751(1) and 78.751(2) to situations in which either (i) the stockholders; (ii) the majority of a disinterested quorum of directors; or (iii) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.175(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.   Exemption From Registration Claimed.

     None.


Item 8.   Exhibits

Exhibit
Number         Description
----------     ----------------------------------

 5             Opinion regarding legality from Dieterich &
               Associates

23.1           Consent of Dieterich & Associates

23.2           Consent of Deloitte & Touche LLP

99.1           Stock Option Plan


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933 (the "1933
          Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission. (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. John's, Province of Newfoundland, on April 20, 2000.



                  ICEBERG CORPORATION OF AMERICA
                           (Registrant)


Date: April 20, 2000          By: /s/ Paul Benson
                                 Paul Benson,
                                 President & Director

Date: April 20, 2000          By: /s/ Ron Stamp
                                 Ron Stamp,
                                 Vice President & Director

Date: April 20, 2000          By: /s/ Lewis Stoyles
                                 Lewis Stoyles,
                                 Vice President & Director



Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. John's, Province of Newfoundland, on April 20, 2000.


         ICEBERG CORPORATION OF AMERICA STOCK OPTION PLAN
                       (Registrant's Plan)


Date: April 20, 2000          By: /s/ Paul Benson
                                 Paul Benson,
                                 President & Director

Date: April 20, 2000          By: /s/ Ron Stamp
                                 Ron Stamp,
                                 Vice President & Director

Date: April 20, 2000          By: /s/ Lewis Stoyles
                                 Lewis Stoyles,
                                 Vice President & Director

EXHIBIT 5           OPINION REGARDING LEGALITY

              [Letterhead of Dieterich & Associates}


April 20, 2000

Iceberg Corporation of America
16 Forest Road, Suite 200
St. John's, Newfoundland, Canada A1B 3N4


     Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form
          S-8 to be filed by Iceberg Corporation of America, a Nevada corporation


Board of Directors:


     As counsel for Iceberg Corporation of America, a Nevada corporation (the "Company"), and in connection with the issuance of up to 930,000 shares of the Company's $0.0001 par value Common Stock pursuant to a Company Stock Option Plan (the "Plan" and collectively, the "Securities"), we have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

     As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan.

     You are also aware that we do not own any shares of the Company's Common Stock; and that we have no interest in any of the Securities covered hereby.

     In connection with rendering our opinion, which is set forth below, we have reviewed and examined originals or copies of the following documents, to-wit:

     1.  Articles of Incorporation and all amendments thereto;

     2.  Bylaws;

     3. 10-SB Registration Statement, as amended, filed with the Commission on or about November 12, 1999;

     4. 10-QSB Quarterly Reports and 8-K Current Reports for the past twelve months;

     5.  Company Stock Option Plan; and

     6. Unanimous Consents of the Board of Directors adopting the Stock Option Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Agent.

     We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedents as we have deemed relevant or necessary.

     Further, as counsel for the Company, we have discussed the items relied upon in rendering this opinion and the documents we have examined with one or more directors and executive officers of the Company, and in all instances, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions.

     We have also been advised that the Company has provided the individual participants in the Plan with a copy of the documents enumerated in paragraphs 3 through 6, inclusive, above.

     Based upon the foregoing and in reliance thereon, it is our opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefor, be deemed duly and validly authorized, legally issued and fully paid and non-assessable under the Nevada Revised Statues.

     This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above-referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

     Further, this opinion is limited to the corporate laws of the State of Nevada and the securities laws, rules and regulations of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the above-referenced Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

     This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter which may hereafter come to our attention.

                                   Very truly yours,

                                   DIETERICH & ASSOCIATES


                                   /s/ Christopher H. Dieterich
                                   Christopher H. Dieterich
                                   Counsel to Iceberg Corporation
                                   of America

EXHIBIT 23.1    CONSENT OF DIETERICH & ASSOCIATES

              [Letterhead of Dieterich & Associates}


April 20, 2000

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

     Re: Consent to be named in the S-8 Registration Statement of Iceberg Corporation of America, a Nevada corporation (the "Company"), SEC File No. 0-28051, covering the registration and issuance of 930,000 shares of Common Stock pursuant to the Company's Stock Option Plan


Dear Sirs or Madams:

     We hereby consent to the incorporation in this Registration
Statement of Iceberg Corporation of America on Form S-8 of our opinion letter dated April 20, 2000.


                                   DIETERICH & ASSOCIATES


                                   /s/ Christopher H. Dieterich
                                   Christopher H. Dieterich
                                   Counsel to Iceberg Corporation
                                   of America

EXHIBIT 23.2     CONSENT OF DELOITTE & TOUCHE LLP

                [DELOITTE & TOUCHE LLP LETTERHEAD]


                  INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Iceberg Corporation of America on Form S-8 of our report dated October 26, 1999, appearing in Form 10-SB of Iceberg Corporation of America for the six months ended June 30, 1999, for each of the years ended December 31, 1998 and 1997, and for the period from July 22, 1996 (inception) to June 30, 1999 and to the reference to us under the heading "Experts" in the Form 10-SB, which is part of this Registration Statement.




                                        /s/
St. John's, Newfoundland, Canada        DELOITTE & TOUCHE LLP
April 14, 2000

EXHIBIT 99          COMPANY STOCK OPTION PLAN


                        STOCK OPTION PLAN

1.   Purpose

     A Stock Option Plan (herein called the "Plan") for Iceberg Corporation of America (the "Corporation" or the "Company") is hereby established with the intent of advancing the interests of the Corporation by encouraging and enabling the acquisition of an equity interest in the Corporation to certain officers and key management personnel of a caliber required to ensure the Company's continued success (the "Participants"), pursuant to the terms of this Plan.

2.   Shares subject to Plan

     (a) The total number of authorized but unissued shares allocated to and made available to be granted to Participants under the Plan shall not exceed 10% of the common shares, as such may from time to time be issued and outstanding in the capital stock of the Corporation as the same is presently constituted, and the aggregate number of common shares which may be issued under the Plan to any one particular Participant under the Plan shall not exceed 50% of the said aggregate number of common shares allocated to and made available for the Plan.

     (b) Except as provided in paragraph 9 hereof or by the laws of descent and distribution, the rights of any Participant under the Plan are personal to the said
          Participant and are not assignable.

3.   Administration

     (i) The Board of Directors shall appoint an option committee (hereinafter call the "Committee"), to administer the Plan, which Committee shall consist of not less then three nor more than five members of the Board, to serve at the pleasure of the Board. The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions, and conditions of the Plan, the Committee shall have exclusive jurisdiction (i) to select the key employees to whom options shall be granted, (ii) to determine the number of shares subject to each option,
          (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares, (v) to fix such other provisions of the option agreement as the Committee may deem necessary or desirable consistent with the terms of this Plan, and
          (vi) to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of this Plan by the Committee shall be final, conclusive and binding upon all persons, and the Board of Directors shall place into effect the determinations of the Committee,

     (ii) The Corporation shall pay all costs of administering the Plan.

4.   Eligibility

     Key employees of the Company, its parent and any of its subsidiaries, including officers and directors, shall be eligible to receive options. The fact that any employee has been granted an option under this Plan shall not in any way affect or qualify the right of the employer to terminate his employment at any time. Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to options granted to key employees. Key employees to whom options may be granted under the Plan will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company.

5.   Option price

     The exercise price of the shares purchased pursuant to stock options granted hereunder shall be not less than that from time to time permitted by the applicable regulations and policies of any stock exchange or exchanges upon which any securities of the Corporation may from time to time be listed.

6.   Exercise of Options

     (i) Each option granted hereunder shall be for a term not exceeding 10 years and, unless the Board of Directors determines otherwise, shall be exercisable only after the first anniversary date of its grant, subject to the option, and all or any part of the shares as to which the option shall have become exercisable may be purchased at any time, or from time to time thereafter, until expiration or termination of the option.

     (ii) Subject to the provisions of the Plan, the options granted hereunder may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the shares then being purchased by way of cash or certified cheque in favour of the Corporation. Such notice shall contain the Participant's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are from time to time listed and any applicable regulatory authority or authorities.

     (iii) Notwithstanding the foregoing, upon the making of an Offer, options shall become immediately exercisable in respect of any and all shares covered thereby in respect of which the Participant has not exercised such Participant's right to acquire under the option. For the purposes hereof, "Offer" means an offer made generally to the holders of the Corporation's voting securities in one or more jurisdictions to purchase directly or indirectly voting securities of the Corporation where the voting securities which are the subject of the offer to purchase, together with the offeror's then presently-owned securities, will in the aggregate exceed 20% of the outstanding voting securities of the Corporation and where two or more persons or companies make offers jointly or in concert or intending to exercise jointly or in concert any voting rights attaching to the securities to be acquired, then the securities owned by each of them shall be included in the calculation of the percentage of the outstanding voting securities of the Corporation owned by each of them.

7.   Ten-percent owners

Notwithstanding the provisions of paragraphs 5 and 6, above, the following terms and conditions shall apply to options granted hereunder to a "10-percent owner". For this purpose, a "10-percent owner" shall mean an optionee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary thereof. With respect to a 10-percent owner:

     (a) the price at which shares of stock may be purchased under an option granted pursuant to this Plan shall be not less than 110 percent of the fair market value thereof, said fair market value being determined in the manner described at paragraph 5, above; and

     (b) the period during which any such option may be exercised, to be fixed by the Committee in the manner described at paragraph 6, above, shall expire not later than five years from the date the option is granted.

8.   Option Agreements

     (a) Each option under the Plan shall be evidenced by an option agreement in substantially the form annexed hereto as Schedule "A" prior to the grant of any stock option to a Participant becoming effective, which shall be signed by an officer or the Company and by the employee and which shall contain such provisions as may be approved by the Committee (as defined in Section 3).

     (b) The option agreements shall constitute binding contracts between the Company and the optionee, and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and the option agreement.

     (c) The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

9.   Termination of Employment

     (i) In the event of the physical or mental disability, retirement with the consent of the Corporation or death of the optionee on or prior to the expiry date while engaged as a key employee or director or officer of the Corporation, any option granted hereunder may be exercised up to the full amount of the optioned shares by the legal personal representative(s) of the Participant at any time up to and including eighteen months following the physical or mental disability, retirement or death of the Participant after which date the option shall forthwith expire and terminate and be of no further force or effect whatsoever.

     (ii) For greater certainty, any Participant who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of the Plan.

     (iii) In the event the Participant's employment by or engagement with (as a director or otherwise) the Corporation is terminated by the Corporation or the Participant for any reason other than the Participant's physical or mental disability, retirement with the consent of the Corporation or death before exercise of any options granted hereunder, the option granted hereunder shall be exercisable by the Participant at the earlier of the expiration date of the option or within 90 days from the date of such termination to exercise only that portion of the option that such Participant is otherwise entitled to exercise at that time and thereafter such Participant's option shall expire and all rights to purchase shares hereunder shall cease and expire and be of no further force or effect. Options shall not be affected by any change of employment so long as the Participant continues to be employed by the Corporation or any of its subsidiaries or continues to be a director or officer of one of the foregoing.

10.  Capital adjustments affecting stock

     (i) Subject to any required action by its shareholders, if the Corporation shall be a party to any reorganization, merger, dissolution or sale or lease of all or substantially all its assets, whether or not the Corporation is the surviving entity, the option shall be adjusted so as to apply to the securities to which the holder of the number of shares of capital stock of the Corporation subject to the option would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially all of its assets, provided, however, that the Corporation may satisfy any obligations to a Participant hereunder by paying to the said Participant in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the Participant would be entitled upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this paragraph or any determinations as to the fair market value of any securities shall be made by the Board of Directors, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, and any reasonable determination made by the said Board or committee thereof shall be binding and conclusive.

     (ii) In the event of any subdivision or subdivisions of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted into a greater number of common shares, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of shares in respect of which the option is then being exercised, such additional number of shares as result from such subdivision or subdivisions of the shares for which the option is being exercised without the Participant exercising the option making any additional payment or giving any other consideration therefor.

     (iii) In the event of any consolidation or consolidations of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted into a lesser number of common shares, the Participant shall accept, at the time of the exercise thereof in lieu of the number of shares in respect of which the option is then being exercised, the lesser number of shares as result from such consolidation or consolidations of the shares for which the option is being exercised.

     (iv) In the event of any change of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted the Corporation shall thereafter deliver at the time of the exercise thereof the number of shares of the appropriate class resulting from the said change as the Participant exercising the option would have been entitled to receive in respect of the number of shares so purchased had the option been exercised before such change,

     (v) If the Corporation at any time while any options granted hereunder are outstanding shall pay any stock dividend or stock dividends upon the shares of the Corporation in respect of which any options were granted hereunder, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of shares in respect of which the option is then being exercised, the additional number of shares of the appropriate class as would have been payable on the shares so purchased if they had been outstanding on the record date for the payment of said stock dividend or dividends.

     (vi) If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of shares or other securities subject to the option in consequence thereof and the said stock option of the Participant shall remain unaffected.

11.  Stock Appreciation Rights

     (i) Any stock option granted under the Plan may include a stock appreciation right, either at the time of grant or by amendment adding it to an existing stock option; subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of any stock exchange or exchange upon which any securities of the Corporation may from time to time be listed. The provisions of the Plan respecting the exercise of stock options and the adjustments to options arising from certain corporate actions shall apply mutatis mutandis to all stock appreciation rights granted hereunder.

     (ii) Stock appreciation rights granted hereunder are exercisable to the extent, and only to the extent, the option to which it is included is exercisable. To the extent a stock appreciation right included in or attached to an option granted hereunder is exercised, the option to which it is included or attached shall be deemed to have been exercised to a similar extent.

     (iii) A stock appreciation right granted hereunder shall entitle the Participant to elect to surrender to the Corporation unexercised the option in which it is included, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares, disregarding fractions, having an aggregate value equal to the excess of the value of one share over the purchase price per share specified in such option, times the number of shares called for by the option, or portion thereof, which is so surrendered. The value of a share shall be determined for these purposes by the weighted average sale price per share on the stock exchange or other publicly quoted market system having the greatest volume of trading of the shares of the Corporation.

     (iv) Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Corporation at its head office a written notice of exercise, which notice shall specify the number of stock appreciation rights to be exercised and options to be forfeited and the number of shares the Participant elects to receive thereby. Such notice shall contain the Participant's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are listed for trading and any other applicable regulatory authority.

12.  Other terms and conditions

     The Corporation shall not be obligated to issue fractional shares in satisfaction of any of its obligations hereunder.

     Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which such terms, together with the terms of this Plan, shall constitute such option as an "Incentive Stock option" within the meaning of Section 422 of the 1986 Internal Revenue Code and lawful regulations thereunder.

13.  Amendments, suspension or termination

     The Board of Directors of the Company shall have the right, at any time, to amend, suspend or terminate the Plan in any respect which it may deem to be in the best interests of the Company, provided, however, no amendments shall be made in the Plan without the approval of the stockholders of the Company which:

     (a) Increase the total number of shares for which options may be granted under this Plan for all key employees or for any one of them except as provided in Section 12;

     (b) Change the minimum purchase price for the optioned shares, except as provided in Section 12;

     (c) Affect outstanding options or any unexercised rights thereunder, except as provided in Section 6;

     (d)  Extend the termination date of the Plan.

14.  Effective date, term and approval

     Having been approved by the Board of Directors of the Company at a meeting held on November 4, 1999, and subject to the approval of the stockholders of the Company at the next Annual Meeting, the Plan shall take effect immediately. This Plan will terminate on December 31, 2009, and no options may be granted under the Plan after that date, unless an earlier termination date after which no options may be granted under the Plan is fixed by action of the Board of Directors, but any option granted prior thereto may be exercised in accordance with its terms. The Plan and all options granted pursuant to it are subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto and, notwithstanding any provisions of the Plan or option agreement, the holder of an option shall not be entitled to exercise his option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirements, law or regulation.

                           Schedule "A"

                      Stock Option Agreement

THIS AGREEMENT made the __ day of ____________, 200_, between, Iceberg Corporation of America, a corporation incorporated under the laws of Nevada (the "Corporation") and ______________________
(the "Optionee").  The parties agree as follows:

     1. Pursuant to the Stock Option Plan of the Corporation established by the directors of the Corporation on November 4, 1999, the Corporation hereby grants to the Optionee the irrevocable option to purchase up to ________ common shares (the "Shares") in the capital stock of the Corporation, as presently constituted, for cash, at a price of $______ per Share, upon the following terms and conditions:

     (a) The option shall be non-exercisable until ___________, 200_. On ___________,200_, and on each subsequent
          _____ to and including ___________, 200_, the option shall become exercisable with respect to ____ % of the total number of Shares (computed in each case to the nearest full share), and all or any part of the Shares as to which the option shall have become exercisable may be purchased at any time, or from time to time, thereafter, until expiration or termination of the option. The option may only be exercised by the Optionee, or by the person or persons entitled to exercise the same pursuant to the provisions of subparagraph (d) below, on or prior to December 31, 2009, by the delivery to the Corporation at its head office of written notice of election to exercise the same, specifying the number of Shares with respect to which the option is being exercised and accompanied by payment in full of the purchase price of the Shares then purchased by way of cash or certified cheque in favour of the Corporation. Such notice shall constitute the Optionee's acknowledgment of and undertaking to comply to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation may from time to time be listed and of any applicable regulatory authority or authorities. Such requirements may include the placement of legends on share certificates restricting transfer of such Shares, the making of representations by the Optionee that the Optionee is acquiring such Shares for investment and not with a view to distribution, the filing of any required information or statements with the aforesaid authorities and the making of arrangements with the Optionee's employer to withhold income taxes which may become payable under the Optionee's exercise of an option under this Agreement. Concurrently with its receipt of any such notice and payment, the Corporation shall deliver, or cause to be delivered, to the Optionee a certificate representing the Shares purchased by the Optionee. The Corporation may at its election require that this Agreement be presented for appropriate endorsement upon any such exercise.

     Notwithstanding the foregoing, upon the making of an Offer, options shall become immediately exercisable in respect of any and all Shares covered thereby in respect of which the Optionee has not exercised such Optionees right to acquire under the option. For the purposes of this subparagraph, "Offer" means an offer made generally to the holders of the Corporation's voting securities in one or more jurisdictions to purchase directly or indirectly voting securities of the Corporation where the voting securities which are the subject of the offer to purchase together with the offeror's then presently owned securities will in the aggregate exceed 20% of the outstanding voting securities of the Corporation and where two or more persons or companies make offers jointly or in concert or intending to exercise jointly or in concert any voting rights attaching to the securities to be acquired, then the securities owned by each of them shall be included in the calculation of the percentage of the outstanding voting securities of the Corporation owned by each of them

     (b) The option shall be non-assignable and nontransferable by the Optionee otherwise than by will or the laws of descent and distribution or as contemplated in subparagraph (d) hereof.

     (c) The option shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. EST time on December 31, 2009, and the option hereby granted shall expire and all rights hereunder shall cease at such time or upon the happening of certain events as hereinafter provided.

     (d) In the event of the physical or mental disability, retirement with the consent of the Corporation or death of the Optionee on or prior to the expiry date while engaged as an employee, or director or officer of the Corporation, the option granted may be exercised, up to the full amount of the optioned Shares by the Optionee or the legal personal representative(s) of the Optionee, as the case may be, at any time up to and including eighteen months following the physical or mental disability, retirement or death of the Optionee after which date the option shall forthwith expire and terminate and be of no further force or effect whatsoever.

     For greater certainty, any Optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of the Plan.

     (e) In the event the Optionee's employment by or engagement with the Corporation is terminated by the Corporation or the Optionee for any reason other than the Optionee's physical or mental disability, retirement or death before exercise of the option contained herein, the Optionee shall have 90 days from the date of such termination to exercise only that portion of the option such Optionee is otherwise entitled to exercise at that point of time and thereafter this option shall expire and all rights to purchase Shares hereunder shall cease and expire and be of no further force or effect. Options shall not be affected by any change of employment so long as the Optionee continues to be employed by the Corporation or one of its subsidiaries or continues to be a director or an officer of one of the foregoing.

     (f) If the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the option shall be adjusted so as to apply to the securities to which the holder of the number of Shares of the Corporation subject to the option would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets provided, however, that the Corporation may satisfy any obligations to the Optionee hereunder by paying to the Optionee in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the Optionee would be entitled, upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this subparagraph or any determinations as to the fair market value of any securities shall be made by the Board of Directors of the Corporation, or any committee thereof specifically designated by the Board of Directors to be responsible therefor, and any reasonable determination made by the said Board or committee thereof shall be binding and conclusive.

     (g) In the event of any subdivision or subdivisions of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted into a greater number of common shares, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of Shares in respect of which the option is then being exercised, such additional number of Shares as result from such subdivision or subdivisions without the Optionee exercising the option being obligated to make any additional payment or giving any other consideration therefor.

     (h) In the event of any consolidation or consolidations of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted into a lesser number of common shares, the Optionee shall accept, at the time of the exercise thereof in lieu of the number of Shares in respect of which the option is then being exercised, the lesser number of Shares as result from such consolidation or consolidations.

     (i) In the event of any change of the common shares of the Corporation as said common shares were constituted at the time any options granted hereunder were granted, the Corporation shall thereafter deliver at the time of the exercise thereof the number of shares of the appropriate class resulting from the said change as the Optionee exercising the option would have been entitled to receive in respect of the number of shares so purchased had the option been exercised before such change.

     (j) If the Corporation at any time while any options granted hereunder are outstanding shall pay any stock dividend or stock dividends upon the shares of the Corporation in respect of which any options were granted hereunder, the Corporation will thereafter deliver at the time of exercise thereof in addition to the number of shares in respect of which the option is then being exercised, the additional number of shares of the appropriate class as would have been payable on the shares so purchased if they had been outstanding on the record date for the payment of said stock dividend or dividends.

     (k) The Corporation shall not be obligated to issue fractional Shares in satisfaction of its obligations hereunder.

     (l) If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the option in consequence thereof and the said option of the Optionee shall remain unaffected.

     2. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Corporation or its subsidiaries and nothing herein contained shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of the Optionee at any time.

     3. The Corporation hereby represents to and agrees with the Optionee that if for any reason, other than the failure or default of the Optionee, the Corporation is unable to issue and deliver the Shares as contemplated herein to the Optionee upon the exercise by the Optionee of the option to purchase any of the Shares covered by this option, the Corporation will pay, in complete satisfaction of its obligations hereunder, to the Optionee in cash, an amount equal to the difference between the option exercise price and the fair market value of such Shares on the date that the Optionee gave notice of such exercise in accordance with paragraph 1(a) hereof. For the purposes of this Agreement, if the Shares subject to this option are traded on a stock exchange or exchanges, the fair market value shall be the closing sale price on the exchange having the greatest volume of trading on the last trading day immediately prior to the date such notice is given.

     4. The Optionee hereby acknowledges receipt from the Corporation of a copy of the Stock Option Plan. The Optionee acknowledges that upon any conflict between the terms of said Plan and this option agreement the terms of this Agreement shall prevail.



DATED this ___ day of ___________, 200_.



                         ICEBERG CORPORATION OF AMERICA



                         By: ________________________________
                                                  , President

                                                       c/s

                         By: ________________________________
                                                  , Secretary


WITNESS:                      )
                              )
                              )
                              )
______________________________) ___________________________ l/s
                              Optionee

                           Schedule "B"

                       Option Exercise Form


     The undersigned Optionee (or the Optionee's legal representative(s) permitted under the Plan) hereby irrevocably elects to exercise this Option for the number and class of Shares
(or other property or securities subject thereto) as set forth below:

     (a)  Number of Shares to be Acquired:        ______________

     (b)  Class of Shares:                   ___________________

     (c)  Option Exercise Price per Share:        $_____________

     (d)  Aggregate Purchase Price [(a) times (c)]:    $________



and hereby tenders a certified cheque or bank draft for such aggregate purchase price, directing such Shares to be registered and a certificate therefor to be issued as directed below.


     DATED this ___ day of ______________, 200_.


WITNESS TO EXECUTION          )
                              )
                              )  _____________________
                              )  [Name of Optionee]
                              )
______________________________)
                              )  _____________________
                              )  [Signature of Optionee]
                              )

Direction as to Registration:


________________________________
[Name of Registered Holder]


________________________________
[Address of Registered Holder]